Exhibit 99.1

ATEC Announces Proposed Public Offering of Common Stock

CARLSBAD, California, October 24, 2023 – Alphatec Holdings, Inc. (“ATEC”) (NASDAQ: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced that it has commenced a proposed underwritten public offering of $150 million of shares of its common stock. In connection with the proposed offering, ATEC intends to grant the underwriters a 30-day option to purchase up to an additional $22.5 million of shares of its common stock sold in the offering. All of the shares in the offering are to be sold by ATEC. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed.

Morgan Stanley, TD Cowen, Barclays and Stifel are acting as joint book-running managers in the offering.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-271336) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a written prospectus and prospectus supplement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

When available, copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, by telephone at (833) 297-2926 or by email at prospectus_ecm@cowen.com; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at 1-888-603-5847 or by email at barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may only be made by means of a prospectus supplement and related base prospectus.

About ATEC

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation Machine™ is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. ATEC cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. Forward-looking statements include, but are not limited to, the Company’s expectations regarding the completion, timing and size of the proposed public offering. Important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, risks and uncertainties related to market and other conditions and the satisfaction of customary closing conditions related to the proposed public offering. A further list and description of these and other factors, risks and uncertainties can be found in ATEC’s most recent annual report, any subsequent quarterly and current reports, and certain other filings, filed with the SEC. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

Investor/Media Contact:

Tina Jacobsen

Investor Relations

(760) 494-6790

investorrelations @atecspine.com